BUSINESS CORPORATIONS ACT
BRITISH COLUMBIA
ARTICLES
Of
CIVEO CORPORATION
INDEX

PART 1	INTERPRETATION	1
1.1	Definitions	1
1.2	Business Corporations Act and Interpretation Act Definitions Applicable	1
PART 2	SHARES AND SHARE CERTIFICATES	1
2.1	Authorized Share Structure	1
2.2	Form of Share Certificate	1
2.3	Shareholder Entitled to Certificate or Acknowledgement	1
2.4	Delivery by Mail	2
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	2
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	2
2.7	Splitting Share Certificates	2
2.8	Certificate Fee	2
2.9	Recognition of Trusts	2
PART 3	ISSUE OF SHARES	2
3.1	Directors Authorized	2
3.2	Commissions and Discounts	3
3.3	Brokerage	3
3.4	Conditions of Issue	3
3.5	Share Purchase Warrants and Rights	3
PART 4	SHARE REGISTERS	3
4.1	Central Securities Register	3
4.2	Closing Register	3
PART 5	SHARE TRANSFERS	4
5.1	Registering Transfers	4
5.2	Form of Instrument of Transfer	4
5.3	Transferor Remains Shareholder	4
5.4	Signing of Instrument of Transfer	4
5.5	Transfer Fee	4

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PART 6	TRANSMISSION OF SHARES	4
6.1	Legal Personal Representative Recognized on Death	4
6.2	Rights of Legal Personal Representative	5
PART 7	PURCHASE OF SHARES	5
7.1	Company Authorized to Purchase Shares	5
7.2	Purchase When Insolvent	5
7.3	Sale and Voting of Purchased Shares	5
PART 8	BORROWING POWERS	5
8.1	Borrowing Powers	5
PART 9	ALTERATIONS	6
9.1	Alteration of Authorized Share Structure	6
9.2	Special Rights and Restrictions of Issued Preferred Shares	6
9.3	Special Rights and Restrictions	6
9.4	Alterations by Directors' Resolutions	7
9.5	Change of Name	7
9.6	Other Alterations	7
9.7	Other Alterations after one or more Adjournnments	7
PART 10	MEETINGS OF SHAREHOLDERS	8
10.1	Annual General Meetings	8
10.2	Resolution Instead of Annual or Special Meeting Prohibited	8
10.3	Calling of Meetings of Shareholders	8
10.4	Notice for Meetings of Shareholders	8
10.5	Record Date for Notice	8
10.6	Record Date for Voting	9
10.7	Record Date for Other Purposes	9
10.8	Failure to Give Notice and Waiver of Notice	9
10.9	Notice of Special Business at Meetings of Shareholders	9
10.10	Location of General Meetings	9
10.11	Notice of Shareholder Business and Nominations	9
PART 11	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	15
11.1	Special Business	15
11.2	Business Approval	15
11.3	Actions Requiring a Special Resolution	16
11.4	Quorum	16
11.5	One Shareholder May Constitute Quorum	16
11.6	Other Persons May Attend	16
11.7	Requirement of Quorum	16
11.8	Lack of Quorum	16
11.9	Quorum Required at Succeeding Meeting	16
11.10	Chair	17
11.11	Inspectors of Elections; Opening and Closing the Polls	17
11.12	Conduct of Meetings	17
11.13	Adjournments	17
11.14	Notice of Adjourned Meeting.	17

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11.15	Decision by Show of Hands or Poll	17
11.16	Declaration of Result	18
11.17	Motion Need Not be Seconded	18
11.18	Casting Vote	18
11.19	Meetings by Remote Communication	18
PART 12	VOTES OF SHAREHOLDERS	18
12.1	Number of Votes by Shareholder or by Shares	18
12.2	Votes of Persons in Representative Capacity	18
12.3	Votes by Joint Holders	19
12.4	Legal Personal Representatives as Joint Shareholders	19
12.5	Representative of a Corporate Shareholder	19
12.6	Proxy Provisions Do Not Apply to All Companies	19
12.7	Appointment of Proxy Holders	20
12.8	Alternate Proxy Holders	20
12.9	When Proxy Holder Need Not Be Shareholder	20
12.10	Deposit of Proxy	20
12.11	Validity of Proxy Vote	20
12.12	Form of Proxy	20
12.13	Revocation of Proxy	21
12.14	Revocation of Proxy Must Be Signed	21
12.15	Production of Evidence of Authority to Vote	21
12.16	Appointment of Attorney or Agent to Cast Vote in any other Corporation	21
PART 13	DIRECTORS	22
13.1	First Directors; Number of Directors	22
13.2	Change in Number of Directors	22
13.3	Directors' Acts Valid Despite Vacancy	22
13.4	Remuneration of Directors	22
13.5	Reimbursement of Expenses of Directors	22
13.6	Special Remuneration for Directors	22
13.7	Gratuity, Pension or Allowance on Retirement of Director	22
PART 14	ELECTION AND REMOVAL OF DIRECTORS	23
14.1	Procedure for Election of Directors; Required Vote	23
14.2	Election and Rotation at Annual General Meeting	23
14.3	Consent to be a Director	23
14.4	Failure to Elect or Appoint Directors	23
14.5	Places of Retiring Directors Not Filled	24
14.6	Directors May Fill Vacancies	24
14.7	Remaining Directors Power to Act	24
14.8	Additional Directors	24
14.9	Ceasing to be a Director	24
14.10	Removal of Director by Shareholders	25
14.11	Removal of Director by Directors	25
PART 15	POWERS AND DUTIES OF DIRECTORS	25
15.1	Powers of Management	25

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15.2	Appointment of Attorney of Company	25
PART 16	DISCLOSURE OF INTEREST OF DIRECTORS	25
16.1	Obligation to Account for Profits	25
16.2	Restrictions on Voting by Reason of Interest	26
16.3	Interested Director Counted in Quorum	26
16.4	Disclosure of Conflict of Interest or Property	26
16.5	Director Holding Other Office in the Company	26
16.6	No Disqualification	26
16.7	Professional Services by Director or Officer	26
16.8	Director or Officer in Other Corporations	26
PART 17	PROCEEDINGS OF DIRECTORS	26
17.1	Regular Meetings of Directors	26
17.2	Special Meetings of Directors	27
17.3	Voting of Meetings	27
17.4	Chair of Meetings	27
17.5	Meetings by Telephone or Other Communications Medium	27
17.6	Notice of Meetings	27
17.7	When Notice Not Required	27
17.8	Meeting Valid Despite Failure to Give Notice	28
17.9	Waiver of Notice of Meetings	28
17.10	Quorum	28
17.11	Validity of Acts Where Appointment Defective	28
17.12	Action by Consent of Board	28
PART 18	EXECUTIVE AND OTHER COMMITTEES	28
18.1	Appointment and Powers of Executive Committee	28
18.2	Appointment and Powers of Other Committees	29
18.3	Obligations of Committees	29
18.4	Powers of Board	29
18.5	Committee Meetings	29
PART 19	OFFICERS	30
19.1	Directors May Appoint Officers	30
19.2	Election and Term of Office	30
19.3	Chairman of the Board	30
19.4	Chief Executive Officer	30
19.5	President	30
19.6	Vice Presidents	31
19.7	Treasurer	31
19.8	Secretary	31
19.9	Assistant Secretaries	31
19.10	Removal	31
19.11	Vacancies	31
19.12	Functions, Duties and Powers of Officers	31
19.13	Qualifications	32
PART 20	INDEMNIFICATION	32

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20.1	Right to Indemnification	32
20.2	Right of Claimant to Bring Suit	32
20.3	Non-Exclusivity of Rights	33
20.4	Indemnification of Other Persons	33
20.5	Non-Compliance with Business Corporations Act	33
20.6	Company May Purchase Insurance	33
20.7	Amendment, Repeal or Modification	33
PART 21	DIVIDENDS	34
21.1	Payment of Dividends Subject to Special Rights	34
21.2	Declaration of Dividends	34
21.3	No Notice Required	34
21.4	Record Date	34
21.5	Manner of Paying Dividend	34
21.6	Settlement of Difficulties	34
21.7	When Dividend Payable	34
21.8	Dividends to be Paid in Accordance with Number of Shares	34
21.9	Receipt by Joint Shareholders	34
21.10	Dividend Bears No Interest	34
21.11	Fractional Dividends	34
21.12	Payment of Dividends	35
21.13	Capitalization of Surplus	35
PART 22	DOCUMENTS, RECORDS AND REPORTS	35
22.1	Recording of Financial Affairs	35
22.2	Inspection of Records	35
PART 23	NOTICES	35
23.1	Method of Giving Notice	35
23.2	Deemed Receipt of Mailing	36
23.3	Certificate of Sending	36
23.4	Notice to Joint Shareholders	36
23.5	Notice to Trustees	36
PART 24	SEAL AND EXECUTION OF DOCUMENTS	37
24.1	Who May Attest Seal	37
24.2	Sealing Copies	37
24.3	Mechanical Reproduction of Seal	37
24.4	Execution of Documents Generally	37
PART 25	COMMON SHARES SPECIAL RIGHTS AND RESTRICTIONS	38
25.1	Special Rights and Restrictions	38
25.2	Voting Rights	38
25.3	Dividends	38
25.4	Dissolution	38
PART 26	CLASS A PREFERRED SHARES SPECIAL RIGHTS AND RESTRICTIONS	38
26.1	Special Rights and Restrictions	38
PART 27	CLASS A SERIES 1 PREFERRED SHARES SPECIAL RIGHTS AND RESTRICTIONS	40
PART 28	CLASS B PREFERRED SHARES SPECIAL RIGHTS AND RESTRICTIONS	40

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28.1	Special Rights and Restrictions	40
PART 29	CLASS B SERIES 1 PREFERRED SHARES SPECIAL RIGHTS AND RESTRICTIONS	42
29.1	Special Rights and Restrictions	42

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ARTICLES
Company Name:	CIVEO CORPORATION
Certificate of Incorporation Number:	BC1023108

PART 1
INTERPRETATION
1.1Definitions. In these Articles, unless the context otherwise requires:
"Board" and "directors" mean the directors or sole director of the Company for the time being;
"Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute;
"legal personal representative" means the personal or other legal representative of the shareholder;
"registered address" of a shareholder means the shareholder's address as recorded in the central securities register;
"seal" means the seal of the Company, if any.
1.2Business Corporations Act and Interpretation Act Definitions Applicable. The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act (British Columbia), with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.
PART 2
SHARES AND SHARE CERTIFICATES
2.1Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.
2.2Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.
2.3Shareholder Entitled to Certificate or Acknowledgement. Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.
2.4Delivery by Mail. Any share certificate or non-transferable written acknowledgement of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.
2.5Replacement of Worn Out or Defaced Certificate or Acknowledgement. If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:
(a)order the share certificate or acknowledgement, as the case may be, to be cancelled; and
(b)issue a replacement share certificate or acknowledgement, as the case may be.
2.6Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement. If a share certificate or a non-transferable written acknowledgement of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:
(a)    proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and
(b)    any indemnity the directors consider adequate.
2.7Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.
2.8Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.
2.9Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.
PART 3
ISSUE OF SHARES
3.1Directors Authorized. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.
3.2Commissions and Discounts. The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.
3.3Brokerage. The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.
3.4Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:
(a)consideration is provided to the Company for the issue of the share by one or more of the following:
(i)past services performed for the Company;
(ii)property;
(iii)money; and
(b)the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.
3.5Share Purchase Warrants and Rights. Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture shares, bonds, shares or any other securities issued or created by the Company from time to time.
PART 4
SHARE REGISTERS
4.1Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.
The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.
4.2Closing Register. The Company must not at any time close its central securities register.

PART 5
SHARE TRANSFERS
5.1Registering Transfers. A transfer of a share of the Company must not be registered unless:
(a)a duly signed instrument of transfer in respect of the share has been received by the Company;
(b)if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and
(c)if a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.
5.2Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in the form on the back of the share certificate representing such share or in such other form as may be approved by the directors from time to time.
5.3Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.
5.4Signing of Instrument of Transfer. If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates deposited with the instrument of transfer:
(a)in the name of the person named as transferee in that instrument of transfer; or
(b)if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.
5.5Transfer Fee. There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.
PART 6
TRANSMISSION OF SHARES
6.1Legal Personal Representative Recognized on Death. In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2Rights of Legal Personal Representative. The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.
PART 7
PURCHASE OF SHARES
7.1Company Authorized to Purchase Shares. Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.
7.2Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:
(a)the Company is insolvent; or
(b)making the payment or providing the consideration would render the Company insolvent.
7.3Sale and Voting of Purchased Shares. If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:
(a)is not entitled to vote the share at a meeting of its shareholders;
(b)must not pay a dividend in respect of the share; and
(c)must not make any other distribution in respect of the share.
PART 8
BORROWING POWERS
8.1Borrowing Powers. The Board may from time to time at its discretion on behalf of the Company:
(a)borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;
(b)issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;
(c)guarantee the repayment of money by any other person or the performance of any obligation of any other person; and
(d)mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9
ALTERATIONS
9.1Alteration of Authorized Share Structure. Subject to Article 9.2, Article 9.3 and the Business Corporations Act, the Company may by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings:
(a)create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
(b)increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;
(c)subdivide or consolidate all or any of its unissued, or fully paid issued, shares;
(d)if the Company is authorized to issue shares of a class of shares with par value:
(i)decrease the par value of those shares; or
(ii)if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
(e)change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
(f)alter the identifying name of any of its shares; or
(g)otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.
9.2Special Rights and Restrictions of Issued Preferred Shares. Subject to the requirements under the Business Corporations Act, the Company may by an ordinary resolution of the shareholders, voting together as a single class:
(a)create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class of preferred shares or series of preferred shares that have been issued; or
(b)vary or delete any special rights or restrictions attached to the shares of any class of preferred shares or series of preferred shares that have been issued.
9.3Special Rights and Restrictions. Subject to the Business Corporations Act, the Company may by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings:

(a)create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares that have not been issued; or
(b)vary or delete any special rights or restrictions attached to the shares of any class or series of shares that have not been issued.
9.4Alterations by Directors' Resolutions. Subject to the Business Corporations Act, and without restricting the powers of the directors pursuant to Parts 26, 27, 28 and 29 of these Articles, the Company may by a simple majority of the Board:
(a)Alter the authorized share structure:
(i)if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
(ii)subdivide or consolidate all or any of its unissued shares;
(iii)if the Company is authorized to issue shares of a class of shares with par value:
(A)decrease the par value of those shares; or
(B)if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
(iv)change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
(v)alter the identifying name of any of its shares.
(b)Alter any other sections of these Articles to the fullest extent permitted by the Business Corporations Act if the Business Corporations Act does not specify the type of resolution required and these Articles do not specify a shareholders' resolution is required.
9.5Change of Name. The Company may by a directors' resolution authorize an alteration of its Notice of Articles in order to change its name.
9.6Other Alterations. If the Business Corporations Act does not specify the type of resolution, these Articles do not give authority to the directors to make such a resolution, and these Articles do not specify another type of resolution, the Company may by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote on such matters, voting together as a single class, alter these Articles.
9.7Alterations after one or more Adjournments. If a meeting of shareholders has been adjourned one or more times due to insufficient attendance required to pass any resolution, and at such adjourned meeting, less than the number of holders required to pass any resolution requiring 66 2/3% of the voting power of the issued and outstanding shares, as applicable, is present in person or by proxy, with the approval of the Board, the holders holding at least 66 2/3% of the shares represented at such adjourned meeting and entitled to vote on the matter, voting together as a single class, may alter these Articles.

PART 10
MEETINGS OF SHAREHOLDERS
10.1Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date on a date and at a time as may be fixed by resolution of the Board and set forth in the notice of meeting.
10.2Resolution Instead of Annual or Special Meeting Prohibited. Any action required or permitted to be taken by the shareholders of the Company must be taken at a duly held annual or special meeting of shareholders and may not be taken by any consent in writing of such shareholders.
10.3Calling of Meetings of Shareholders. Meetings of shareholders of the Company to consider special business may be called by:
(a)the Board, pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Board, or
(b)the Chairman of the Board.
    No business other than that stated in the notice shall be transacted at any meetings called to consider special business pursuant to this Section 10.3.
10.4Notice for Meetings of Shareholders. The Company must send notice of the date, time, location, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at the meeting, of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, not more than two months and at least the following number of days before the meeting:
(a)if and for so long as the Company is a public company, 21 days;
(b)otherwise, 10 days.
    Except as required by law, holders of Preferred Shares are not entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. Subject to the Business Corporations Act, any previously scheduled meeting of the shareholders may be postponed by resolution of the Board upon public notice given prior to the date previously scheduled for the meeting of shareholders.
10.5Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:
(a)if and for so long as the Company is a public company, 21 days;
(b)otherwise, 10 days.

If no record date is set, the record date is 5 p.m. pacific time on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.
10.6Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by less than 21 days or more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. pacific time on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, the determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.
10.7Record Date for Other Purposes. The directors may set a date as the record date for the purpose of determining shareholders for any purpose. The record date must not precede the date on which the meeting is to be held by less than 21 days or more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution relating to the matter for which the record date is required.
10.8Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.
10.9Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:
(a)state the general nature of the special business; and
(b)if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders: at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
(c)be delivered during statutory business hours on any one or more specified days before the day set for the holding of the meeting.
10.10Location of General Meetings. The Chairman of the Board, or the Board, by a resolution passed by a majority of the directors, may determine the location of any meeting of shareholders, and such locations may be held outside of British Columbia.
10.11Notice of Shareholder Business and Nominations.
(a)Annual Meetings of Shareholders.
(i)Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Company’s notice of meeting in accordance with Part 10 of these Articles, (B) by or at the direction of the Board, (C) by or at the direction or request of one or more "qualified shareholders" pursuant to a valid "proposal", each as defined in the Business Corporations Act, and made in accordance with Part 5, Division 7 of the Business Corporations Act, (D) pursuant to a requisition of the shareholders that complies with and is made in accordance with section 167 of the Business Corporations Act or (E) by any shareholder of the Company who was a shareholder of record at the time the notice was delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth below. For greater certainty, this Section 10.11(a) shall not apply to nominations of persons for election to the Board and the proposal of business to be considered by the shareholders pursuant to a shareholder requisition or a shareholder proposal specified in clauses (C) and (D) of the immediately preceding sentence that is made in accordance with the applicable provisions of the Business Corporations Act.
(ii)For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (i)(E) of this Section 10.11(a), the shareholder must have given timely notice thereof in writing to the Secretary of the Company in accordance with this Section 10.11(a) and, in the case of business other than nominations, such other business must otherwise be a proper matter for shareholder action under the Business Corporations Act. To be considered timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by the Company. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.
(iii)A shareholder’s notice shall set forth:
(A)to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors and (ii) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person (a) consents to being named in a proxy statement and form of proxy as a nominee and to serving as a director if elected; (b) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Company or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Company; and (d) if elected as a director, will comply with all of the Company’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor);
(B)as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to alter the Articles of the Company, the language of the proposed alteration), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(C)as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and if such shareholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “control person”) (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Company held of record and beneficially by such shareholder, such beneficial owner and any control person, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, share appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, such beneficial owners or any control person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of the Company, (v) the name in which all such shares are registered on the share transfer books of the Company, (vi) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business or nomination specified in such notice, (vii) a representation as to whether the shareholder, the beneficial owner, if any, any control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) under the Exchange Act, the name of each participant in such solicitation and (a) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least the percentage of the Company's outstanding share capital required under applicable law to approve or adopt the proposal or (b) in the case of any solicitation that is subject to Rule 14a-19 under the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least 67% of the voting power of the Company’s outstanding share capital entitled to vote generally in the election of directors, (viii) a representation that immediately after soliciting proxies from the percentage of shareholders referred to in the representation required under the immediately preceding clause (vii)(b), and no later than the 10th day before such meeting of shareholders, such shareholder or beneficial owner will provide the Company with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Company’s outstanding share capital and (ix) all other information relating to the proposed business or nomination which may be required to be disclosed under applicable law.
In addition, a shareholder seeking to submit such business or nomination at the meeting shall promptly provide any other information reasonably requested by the Company. The foregoing notice requirements of this Section 10.11(a) shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including, without limitation, a written questionnaire with respect to the background and qualification of any proposed nominee in the form required by the Company.
(iv)Notwithstanding anything in the second sentence of paragraph (ii) of this Section 10.11(a) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 120 calendar days prior to the first anniversary of the preceding year’s annual meeting, a shareholder's notice required by this Section 10.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company.
(b)Special Meetings of the Shareholders.
(i)Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting (A) by or at the direction of the Board pursuant to the Company's notice of meeting under Section 10.4 of these Articles, (B) by or at the direction or request of one or more "qualified shareholders" pursuant to a valid "proposal", each as defined in the Business Corporations Act, and made in accordance with Part 5, Division 7 of the Business Corporations Act, or (C) pursuant to a requisition of the shareholders that complies with and is made in accordance with section 167 of the Business Corporations Act.
(ii)Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected (A) by or at the direction of the Board pursuant to the Company's notice of meeting, provided that the Board has determined that directors shall be elected at such meeting, (B) by or at the direction or request of one or more "qualified shareholders" pursuant to a valid "proposal", each as defined in the Business Corporations Act, and made in accordance with Part 5, Division 7 of the Business Corporations Act, (C) pursuant to a requisition of the shareholders that complies with and is made in accordance with section 167 of the Business Corporations Act, or (D) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 10.11 who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting pursuant to paragraph (ii)(D) of this Section 10.11(b) if the shareholder’s notice required by paragraph (a)(iii) of this Section 10.11 is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 120th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The number of nominees a shareholder may nominate for election at the special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.
(c)General.
(i)Only the persons who are nominated in accordance with the procedures set forth in this Article are eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.11. Except as otherwise provided by law, the Notice of Articles or these Articles, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article (including whether a shareholder or beneficial owner complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act) and, if any proposed nomination or business in not in compliance with this Article and/or Rule 14a-19 under the Exchange Act, shall declare that the defective proposal or nomination will be disregarded, notwithstanding that votes and proxies in respect of any such nomination or other business have been received by the Company.
(ii)For purposes of this Section 10.11, “public announcement” shall mean disclosure in a press release reported by a comparable US or Canadian national news service or in a document publicly filed by the Company with the Securities and Exchange Commission, and the Toronto Stock Exchange and “close of business” shall mean 5:00 p.m. (New York City time) on any calendar day, whether or not the day is a business day.
(iii)Notwithstanding the foregoing provisions, shareholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10.11; provided however, that any references in these Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10.11. Nothing in this Section 10.11 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Shares to elect directors under an applicable Designation of Series of Class A Preferred Shares or Designation of Series of Class B Preferred Shares (as defined in Part 26 and 28 of these Articles).
(iv)Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.

PART 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS
11.1Special Business. At a meeting of shareholders, the following business is special business:
(a)at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;
(b)at an annual general meeting, all business is special business except for the following:
(i)business relating to the conduct of or voting at the meeting;
(ii)consideration of any financial statements of the Company presented to the meeting;
(iii)consideration of any reports of the directors or auditor;
(iv)the setting or changing of the number of directors;
(v)the election or appointment of directors;
(vi)the compensation and remuneration of directors and officers, including "say-on-pay" and "say-when-on-pay" votes regarding director or officer compensation and any plans or programs regarding such compensation;
(vii)the appointment of an auditor or the ratification of the Company's appointment of an auditor;
(viii)the setting of the remuneration of an auditor;
(ix)business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and
(x)any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.
11.2Business Approval. Except as otherwise required by these Articles or the Business Corporations Act, the Company may by a resolution of shareholders approved by the majority of the votes cast by shareholders voting shares that carry the right to vote thereon approve any business to be considered by the shareholders, including special business, at any meeting of shareholders. In the case of any business, including special business, submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of any stock exchange or quotation system on which the shares of the Company are traded or quoted, the requirements of Rule 16b-3 under the Exchange Act or any provision of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in each case for which no higher voting requirement is specified by the Business Corporations Act or these Articles, the vote required for approval shall be the requisite vote specified in such shareholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable).  In the case of any proposal for shareholder action properly made by a shareholder pursuant to Rule 14a-8 under the Exchange Act, the vote required for approval shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against or abstained from voting on, the matter.
11.3Actions Requiring a Special Resolution. The following actions that are required by the Business Corporations Act to be passed by a special resolution of the shareholders, being an arrangement, conversion, amalgamation, a sale, lease or a disposition of all or substantially all of its undertaking, continuation or liquidation, may be passed only with a special resolution having a requisite special majority of two-thirds of the votes cast at a meeting of shareholders.
11.4Quorum. Except as otherwise provided by law, the Notice of Articles or these Articles, the holders of a majority of the voting power of all outstanding shares of the Company represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series of shares voting as a class, the holders of a majority of the shares of that class or series shall constitute a quorum of the class or series for the transaction of business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law or these Articles. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
11.5One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:
(a)the quorum is one person who is, or who represents by proxy, that shareholder, and
(b)that shareholder, present in person or by proxy, may constitute the meeting.
11.6Other Persons May Attend. The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.
11.7Requirement of Quorum. No business, other than the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.
11.8Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:
(a)in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and
(b)in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.
11.9Quorum Required at Succeeding Meeting. No business may be transacted at any adjourned meeting of shareholders referred to in Article 11.8(b) unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.
11.10Chair. The chair of the shareholders' meetings shall be the Chairman of the Board, failing him/her, the then Chief Executive Officer, failing him/her, whomever the Chairman of the Board appoints is entitled to chair the shareholders' meetings.
11.11Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Company to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.
11.12Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure.
11.13Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
11.14Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.
11.15Decision by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.
11.16Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.15, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.
11.17Motion Need Not be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.
11.18Casting Vote. In case of an equality of votes, the chair of a meeting of shareholders does not have a second or casting vote.
11.19Meetings by Remote Communication. If authorized by the Board, and subject to any guidelines and procedures that the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Company implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (b) the Company implements reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (c) if the shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Company. A shareholder or proxy holder who participates in a meeting in a manner contemplated by this Article 11.19 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.
PART 12
VOTES OF SHAREHOLDERS
12.1Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:
(a)on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and
(b)on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.
12.2Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.
12.3Votes by Joint Holders. If there are joint shareholders registered in respect of any share:
(a)any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or
(b)if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.
12.4Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.
12.5Representative of a Corporate Shareholder. If an entity that is not an individual and that is not a subsidiary of the Company is a shareholder, that entity may appoint a person to act as its representative at any meeting of shareholders of the Company, and:
(a)for that purpose, the instrument appointing a representative must:
(i)be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or
(ii)be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;
(b)if a representative is appointed under this Article 12.5:
(i)the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the entity that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and
(ii)the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.
Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.
12.6Proxy Provisions Do Not Apply to All Companies. Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company within the meaning of the Business Corporations Act.

12.7Appointment of Proxy Holders. Every shareholder of the Company, including an entity that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.
12.8Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.
12.9When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:
(a)the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;
(b)the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or
(c)the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.
12.10Deposit of Proxy. A proxy for a meeting of shareholders must:
(a)be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or
(b)unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.
A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.
12.11Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:
(a)at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or
(b)by the chair of the meeting, before the vote is taken.
12.12Form of Proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:
[Name of Company]

The undersigned, being a shareholder of the above named Company, hereby appoints ______________, or, failing that person, _____________ , as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [ __ day of _______, 202__] and at any adjournment of that meeting.
Signed this ___ day of _________, 202__.
_________________________
Signature of shareholder
_________________________
Name of shareholder - printed
12.13Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:
(a)received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or
(b)provided, at the meeting, to the chair of the meeting.
12.14Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows:
(a)if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or
(b)if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.
12.15Production of Evidence of Authority to Vote. The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.
12.16Appointment of Attorney or Agent to Cast Vote in any other Corporation. Unless otherwise provided by directors resolution, the Chief Executive Officer, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name of and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of shares or other securities in any other entity, any of whose shares or other securities may be held by the Company, at meetings of the holders of the shares or other securities of the other entity, or to consent in writing, in the name of the Company as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, if any, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

PART 13
DIRECTORS
13.1First Directors; Number of Directors. The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:
(a)if the Company is a public company, the greater of three and the most recently set of:
(i)the number of directors as determined by the Board; and
(ii)the number of directors set under Article 14.5;
(b)if the Company is not a public company, the most recently set of:
(i)the number of directors as determined by the Board; and
(ii)the number of directors set under Article 14.5.
13.2Change in Number of Directors. If the number of directors is changed pursuant to Article 13.1, the majority of the directors during a directors' meeting or if by written resolution, by unanimous written consent of the directors may appoint a director or directors, as the case may be, to accommodate any vacancies in the Board of directors resulting from the change in the number of directors set by the shareholders.
13.3Directors' Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.
13.4Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.
13.5Reimbursement of Expenses of Directors. The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.
13.6Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.
13.7Gratuity, Pension or Allowance on Retirement of Director. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.
PART 14
ELECTION AND REMOVAL OF DIRECTORS
14.1Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the shareholders at which directors are to be elected need not be by written ballot unless otherwise determined by the Board prior to such meeting, and, subject to the rights of the holders of any series of Preferred Shares to elect directors under an applicable series of Preferred Shares, a plurality of the votes of the shares present in person or represented by proxy at the meeting of shareholders and entitled to vote upon the election the directors shall elect directors.
14.2Election and Rotation at Annual General Meeting. The directors of the Company shall be elected and divided into three classes, as nearly equal in number as is ratably possible: Class I directors, Class II directors and Class III directors. The terms of the class designated as the Class II directors shall expire at the 2025 annual meeting of shareholders, the terms of the class designated as the Class III directors shall expire at the 2026 annual meeting of shareholders, and the terms of the class designated as the Class I directors shall expire at the 2027 annual meeting of shareholders; provided that such division of directors into classes shall terminate upon the election of directors at the 2027 annual meeting of shareholders. Each director elected by the shareholders at the 2025 annual meeting of stockholders and thereafter shall serve for a term expiring at the next succeeding annual meeting of shareholders. Directors shall hold office until their successors have been duly elected and qualified, subject however, to prior death, resignation, disqualification or removal from office. Until the election of directors at the 2027 annual meeting of shareholders, in case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned in the manner determined by the Board of Directors.
14.3Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:
(a)that individual consents to be a director in the manner provided for in the Business Corporations Act;
(b)that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or
(c)with respect to first directors, the designation is otherwise valid under the Business Corporations Act.
14.4Failure to Elect or Appoint Directors. If:
(a)the Company fails to hold an annual general meeting, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or
(b)the shareholders fail, at the annual general meeting, to elect or appoint any directors;
then each director then in office continues to hold office until the earlier of:
(i)the date on which his or her successor is elected or appointed; and

(ii)the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.
14.5Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.
14.6Directors May Fill Vacancies. Any vacancy occurring in the Board may only be filled by a majority of the directors during a directors' meeting or if by written resolution, by unanimous written consent of the directors. Any director so chosen shall hold office until the next election of the class for which such director (whose vacancy is being filled) shall have been originally chosen and until his or her successor shall have been duly elected and qualified, provided, however, that, each director so chosen after the election of directors at the 2027 annual meeting of shareholders shall serve for a term expiring at the next succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.
14.7Remaining Directors Power to Act. The directors may act notwithstanding any vacancy in the Board, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the Board or, subject to the Business Corporations Act, for any other purpose.
14.8Additional Directors. Notwithstanding Articles 13.1 and 13.2, between annual general meetings, a majority of the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:
(a)one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
(b)in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.
Any director so appointed shall hold office pursuant to the terms of the class of directors he or she was appointed to, and shall cease to hold office immediately before the next election or appointment of such class of directors under Article 14.2, and is eligible for re-election or re-appointment. For greater clarity, a director appointed to be a Class I director may hold office until the three-year term of the Class I directors has expired.
14.9Ceasing to be a Director. A director ceases to be a director when:
(a)the term of office of the director expires;
(b)the director dies;

(c)the director resigns as a director by notice in writing or by electronic submission provided to the Company or a lawyer for the Company; or
(d)the director is removed from office pursuant to Articles 14.10 or 14.11.
14.10Removal of Director by Shareholders. Pursuant to this Article 14.10, the shareholders may remove any director before the expiration of his or her term of office by passing a special resolution with the requisite special majority of three-quarters of the votes cast at a meeting of shareholders entitled to vote in the election of directors, voting together as a single class. Upon such a vacancy being created, only the directors are entitled to appoint a director to fill the resulting vacancy. Any director so chosen to fill such a resulting vacancy shall hold office until the next election of the class for which such removed director shall have been originally chosen and until his or her successor shall have been duly elected and qualified, provided, however, that, each director so chosen after the election of directors at the 2027 annual meeting of shareholders shall serve for a term expiring at the next succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.
14.11Removal of Director by Directors. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and only the directors may appoint a director to fill the resulting vacancy. Any director so chosen to fill such a resulting vacancy shall hold office until the next election of the class for which such removed director shall have been originally chosen and until his or her successor shall have been duly elected and qualified, provided, however, that, each director so chosen after the election of directors at the 2027 annual meeting of shareholders shall serve for a term expiring at the next succeeding annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.
PART 15
POWERS AND DUTIES OF DIRECTORS
15.1Powers of Management. The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.
15.2Appointment of Attorney of Company. The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the Board, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.
PART 16
DISCLOSURE OF INTEREST OF DIRECTORS
16.1Obligation to Account for Profits. A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the

Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.
16.2Restrictions on Voting by Reason of Interest. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.
16.3Interested Director Counted in Quorum. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.
16.4Disclosure of Conflict of Interest or Property. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.
16.5Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.
16.6No Disqualification. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.
16.7Professional Services by Director or Officer. Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.
16.8Director or Officer in Other Corporations. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.
PART 17
PROCEEDINGS OF DIRECTORS
17.1Regular Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine. The Chairman of the Board or any four directors may call a regular meeting of the directors at any time. The place of any meeting of the directors shall be the corporate headquarters of the Company unless otherwise agreed by a majority of the directors.
17.2Special Meetings of Directors. A special meeting of the directors may be called at any time at the request of (a) the Chairman of the Board or (b) any four directors. The place of any special meeting shall be the corporate headquarters of the Company unless otherwise agreed by a majority of the directors.
17.3Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes at which a quorum is present and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.
17.4Chair of Meetings. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board. He shall make reports to the Board and the shareholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President or Chief Executive Officer, if so elected by the Board. The directors also may elect a vice-chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.
17.5Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.
17.6Notice of Meetings. Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each regular and special meetings of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 and shall be delivered in person or by telephone or electronic transmission to each director or sent by first-class mail, addressed to each director. If the notice is mailed, it shall be deposited in the U.S. mail at least five days prior to any regular or special meeting. If the notice is delivered in person, by telephone or electronic transmission, it shall be delivered at least two days prior to any regular meeting and 24 hours prior to any special meeting. The notice for special meeting need not specify the purpose or place of the meeting if the meeting is to be held at the corporate headquarters of the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Articles, as provided under section 9.5 of the Articles of the Company. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with section 17.7 of these Articles.
17.7When Notice Not Required. It is not necessary to give notice of a meeting of the directors to a director if:

(a)the meeting is to be held immediately following a meeting of shareholders at which directors are elected, or is the meeting of the directors at which that director is appointed; or
(b)the director has waived notice of the meeting.
17.8Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.
17.9Waiver of Notice of Meetings. Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to such director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.
17.10Quorum. The quorum necessary for the transaction of the business of the directors is deemed to be set at a majority of the entire Board who are present in person, telephonically or by proxy and those directors may constitute a meeting; however if at any meeting of the Board there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Subject to any provisions of any law and these Articles, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
17.11Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.
17.12Action by Consent of Board. To the extent permitted by applicable law, the Board and any committee thereof may act without a meeting so long as all members of the Board or committee have delivered, in writing or by electronic transmission, a consent with respect to any Board action taken in lieu of a meeting.
PART 18
EXECUTIVE AND OTHER COMMITTEES
18.1Appointment and Powers of Executive Committee. The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the Board, all of the directors' powers, except:
(a)the power to fill vacancies in the Board;
(b)the power to remove a director;
(c)the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.
18.2Appointment and Powers of Other Committees. The directors may, by resolution:
(a)appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;
(b)delegate to a committee appointed under paragraph (a) any of the directors' powers, except:
(i)the power to fill vacancies in the Board;
(ii)the power to remove a director;
(iii)the power to change the membership of, or fill vacancies in, any committee of the directors; and
(iv)the power to appoint or remove officers appointed by the directors; and
(c)make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors' resolution.
18.3Obligations of Committees. Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:
(a)conform to any rules that may from time to time be imposed on it by the directors; and
(b)report every act or thing done in exercise of those powers at such times as the directors may require.
18.4Powers of Board. The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:
(a)revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;
(b)terminate the appointment of, or change the membership of, the committee; and
(c)fill vacancies in the committee.
18.5Other Committee Matters. Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:
(a)the committee may meet and adjourn as it thinks proper;
(b)the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;
(c)a majority of the members of the committee constitutes a quorum of the committee;
(d)questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote; and
(e)the committee may appoint such subcommittees as it deems necessary or desirable.
PART 19
OFFICERS
19.1Directors May Appoint Officers. The elected officers of the Company shall be selected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this section 19.1. The Board or any committee thereof may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Articles or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be.
19.2Election and Term of Office. The elected officers of the Company shall be elected from time to time by the Board. Each officer shall hold office until such person’s successor is duly elected and qualified or until such person’s death or until he or she resigns or is removed pursuant to these Articles.
19.3Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board. He shall make reports to the Board and the shareholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President or Chief Executive Officer, if so elected by the Board. The directors also may elect a vice-chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.
19.4Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him by the Board. Unless the Board has elected a vice-chairman and such vice-chairman is able to act in the place of the Chairman of the Board, the Chief Executive Officer, if he is also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of shareholders and the Board.
19.5President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs. The President shall have such other powers and shall perform such other duties as are assigned to him by the Board or the Chairman of the Board.
19.6Vice Presidents. Any Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as are assigned to him by the Board or the Chairman of the Board.
19.7Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board or the Chairman of the Board.
19.8Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Articles and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all share certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.
19.9Assistant Secretaries. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Articles or assigned to them by the Board, the Chairman of the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board or the Chairman of the Board may designate.
19.10Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board or, except in the case of an officer chosen by the Board, by the Chairman of the Board or any other officer upon whom such power of removal may be conferred by the Board. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor or such person’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
19.11Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board, the Company’s Chairman of the Board or any other officer upon whom such power may be conferred by the Board for the unexpired portion of the term.
19.12Functions, Duties and Powers of Officers. The directors may, for each officer:
(a)determine the functions and duties of the officer;

(b)entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and
(c)revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.
19.13Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the Chairman of the Board must be a director. Any other officer need not be a director.
PART 20
INDEMNIFICATION
20.1Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other unincorporated entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Business Corporations Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in Section 20.3, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 20.1 shall be a contract right and shall include, to the fullest extent authorized by the Business Corporations Act, the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the Business Corporations Act requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 20.1 or otherwise.
20.2Right of Claimant to Bring Suit. If a claim under Section 20.1 of these Articles is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the Business Corporations Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the Business Corporations Act, nor an actual determination by the Company (including its Board, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
20.3Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Part 20 is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Notice of Articles, these Articles, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these Articles shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company to indemnification hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
20.4Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may grant rights to indemnification, and rights to have the Company pay the expenses incurred in defending any proceeding in advance of its final disposition to any person.
20.5Non-Compliance with Business Corporations Act. The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 20.
20.6Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:
(a)is or was a director, officer, employee or agent of the Company;
(b)is or was a director, officer, employee or agent of an entity at a time when the entity is or was an affiliate of the Company;
(c)at the request of the Company, is or was a director, officer, employee or agent of an entity or of a partnership, trust, joint venture or other unincorporated entity;
(d)at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;
against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.
20.7Amendment, Repeal or Modification. Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

PART 21
DIVIDENDS
21.1Payment of Dividends Subject to Special Rights. The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.
21.2Declaration of Dividends. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.
21.3No Notice Required. The directors need not give notice to any shareholder of any declaration under Article 21.2.
21.4Record Date. The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.
21.5Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of cash, of specific assets, of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.
21.6Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:
(a)set the value for distribution of specific assets;
(b)determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and
(c)vest any such specific assets in trustees for the persons entitled to the dividend.
21.7When Dividend Payable. Any dividend may be made payable on such date as is fixed by the directors.
21.8Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.
21.9Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.
21.10Dividend Bears No Interest. No dividend bears interest against the Company.
21.11Fractional Dividends. If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12Payment of Dividends. Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.
21.13Capitalization of Surplus. Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.
PART 22
DOCUMENTS, RECORDS AND REPORTS
22.1Recording of Financial Affairs. The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.
22.2Inspection of Records. Upon receipt of a shareholder request, the directors may, but need not, determine that the shareholders are entitled to inspect or obtain a copy of any accounting records of the Company, with such determination to be made by way of a directors' resolution.
PART 23
NOTICES
23.1Method of Giving Notice. Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report, consent, waiver or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:
(a)mail addressed to the person at the applicable address for that person as follows:
(i)for a record mailed to a shareholder, the shareholder's registered address;
(ii)for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;
(iii)in any other case, the mailing address of the intended recipient;
(b)delivery at the applicable address for that person as follows, addressed to the person:
(i)for a record delivered to a shareholder, the shareholder's registered address;
(ii)for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;
(iii)in any other case, the delivery address of the intended recipient;
(c)sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;
(d)sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;
(e)physical delivery to the intended recipient; or
(f)as otherwise permitted by any securities legislation (together with all regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders, and rulings, notices, and other administrative directions issued by securities commissions or similar authorities appointed thereunder) in any province or territory of Canada or in the federal jurisdiction of the United States or in any state of the United States that is applicable to the Company.
23.2Deemed Receipt of Mailing. A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.
23.3Certificate of Sending. A certificate signed by the secretary, if any, or other officer of the Company or of any other entity acting in that behalf for the Company stating that a notice, statement, report, consent, waiver or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.
23.4Notice to Joint Shareholders. A notice, statement, report, consent, waiver or other record may be provided by the Company to the joint shareholders of a share by providing the record to the joint shareholder first named in the central securities register in respect of the share.
23.5Notice to Trustees. A notice, statement, report, consent, waiver or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:
(a)mailing the record, addressed to them:
(i)by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
(ii)at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
(b)if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 24
SEAL AND EXECUTION OF DOCUMENTS
24.1Who May Attest Seal. Except as provided in Articles 24.2 and 24.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:
(a)any two directors;
(b)the Secretary or any Assistant Secretary;
(c)any other officer, together with any director;
(d)if the Company only has one director, that director; or
(e)any one or more directors or officers or persons as may be determined by the directors.
24.2Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.
24.3Mechanical Reproduction of Seal. The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the Chairman of the Board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.
24.4Execution of Documents Generally. The directors may from time to time appoint any one or more persons, officers or directors for the purpose of executing any instrument, document or agreement in the name of and on behalf of the Company for which the seal need not be affixed, and if no such person, officer or director is appointed, then any one officer or director of the Company may execute such instrument, document or agreement. Unless provided otherwise by resolution of the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Company. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President of the Company may delegate contractual powers to others under such person’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve the officer of responsibility with respect to the exercise of the delegated power.

PART 25
COMMON SHARES
SPECIAL RIGHTS AND RESTRICTIONS
25.1Special Rights and Restrictions. The Company is authorized to issue up to 550,000,000 shares of a class designated as "Common Shares" without par value and such shares shall have attached thereto the following rights, privileges, restrictions and conditions.
25.2Voting Rights. The holders of the Common Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Company and shall have one (1) vote for each Common Share held at all meetings of the shareholders of the Company, except for meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.
25.3Dividends. Subject to the prior rights and preferences attaching to any other class of shares of the Company, the right to receive any dividend declared by the Company in such amount and in such form as the directors of the Company may from time to time determine, and all dividends which the directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding. For greater certainty, the Board may in their absolute discretion declare dividends on any one or more classes of shares in the Company to the exclusion of all other classes of shares of the Company.
25.4Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the prior rights of the holders of the Preferred Shares, be entitled to receive the remaining property and assets of the Company.
PART 26
CLASS A PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
26.1Special Rights and Restrictions. The Company is authorized to issue a class A of preferred shares, up to a maximum of 50,000,000 shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, to be designated as "Class A Preferred Shares", without par value, which may be issued in one or more series as determined by the directors of the Company. The Class A Preferred Shares shall be entitled to receive notice of any meeting of shareholders and shall be entitled to such number of votes per Class A Preferred Share as authorized by the directors, by resolution, at or prior to the time of the creation or designation of the applicable series, except as otherwise required by the Business Corporations Act. In addition to such rights respecting voting, the Class A Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
(a)subject to the provisions of the Business Corporations Act, the special rights and restrictions attached to the Class A Preferred Shares authorize the directors, by resolution, to do one or more of the following:
(i)create and designate any series of Class A Preferred Shares and authorize the alteration of the Notice of Articles to provide for such series;

(ii)determine the maximum number of shares of each of those series of shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made, under this subparagraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the Notice of Articles accordingly;
(iii)alter the Articles, and authorize the alteration of the Notice of Articles, to create an identifying name by which the shares of any of those series of shares may be identified or to alter any identifying name created for those shares;
(iv)create, define and attach special rights and restrictions to the shares of each series and alter the Articles, and authorize the alteration of the Notice of Articles, to attach special rights or restrictions to the shares of any of those series of shares or to alter any special rights or restrictions attached to those shares at any time as the directors determine; including the determination of any or all of the following:
(A)the voting powers, if any, and whether such voting powers are full or limited, in such series;
(B)the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
(C)whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
(D)the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;
(E)the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of shares, or any other security, of the Company or any other entity, and price or prices or the rates of exchange applicable thereto;
(F)the right, if any, to subscribe for or to purchase any securities of the Company or any other entity;
(G)the provisions, if any, of a sinking fund applicable to such series; and
(H)any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;
all as shall be determined from time to time by the Board and shall be stated in a resolution or resolutions providing for the issuance of such Class A Preferred Shares (a "Designation of Series of Class A Preferred Shares");
(b)the directors are authorized to issue a first series of up to 50,000,000 series 1 Class A Preferred Shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, designated as the "Class A Series 1 Preferred Shares", having the rights, privileges, restrictions and conditions as set out in Part 27 of these Articles; and
(c)the number of authorized shares of the Class A Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of two-thirds of the holders of the outstanding Common Shares, without a vote of the holders of the Class A or Class B Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to any Designation of Series of Class A Preferred Shares.
PART 27
CLASS A SERIES 1 PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
Part 27 of the Articles was replaced by the directors resolutions dated November 26, 2017 and received at the Records Office March 28, 2018. Part 27 of the Articles is attached as Schedule A to these Articles.
PART 28
CLASS B PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
28.1Special Rights and Restrictions. The Company is authorized to issue a class B of preferred shares, up to a maximum of 50,000,000 shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, to be designated as "Class B Preferred Shares", without par value, which may be issued in one or more series as determined by the directors of the Company. The Class B Preferred Shares shall not be entitled to receive notice of any meeting of shareholders or to vote at any such meeting, except as otherwise required by the Business Corporations Act. In addition to such rights respecting voting, the Class B Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
(a)subject to the provisions of the Business Corporations Act, the special rights and restrictions attached to the Class B Preferred Shares authorize the directors, by resolution, to do one or more of the following:
(i)create and designate any series of Class B Preferred Shares and authorize the alteration of the Notice of Articles to provide for such series;
(ii)determine the maximum number of shares of each of those series of shares that the Company is authorized to issue, determine that there is no maximum number or alter any determination made, under this subparagraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the Notice of Articles accordingly;
(iii)alter the Articles, and authorize the alteration of the Notice of Articles, to create an identifying name by which the shares of any of those series of shares may be identified or to alter any identifying name created for those shares;
(iv)create, define and attach special rights and restrictions to the shares of each series and alter the Articles, and authorize the alteration of the Notice of Articles, to attach special rights or restrictions to the shares of any of those series of shares or to alter any special rights or restrictions attached to those shares at any time as the directors determine; including the determination of any or all of the following:
(A)the voting powers, if any, and whether such voting powers are full or limited, in such series;
(B)the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
(C)whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
(D)the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;
(E)the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of shares, or any other security, of the Company or any other entity, and price or prices or the rates of exchange applicable thereto;
(F)the right, if any, to subscribe for or to purchase any securities of the Company or any other entity;
(G)the provisions, if any, of a sinking fund applicable to such series; and
(H)any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;
all as shall be determined from time to time by the Board and shall be stated in a resolution or resolutions providing for the issuance of such Class B Preferred Shares (a "Designation of Series of Class B Preferred Shares"); and
(b)the directors are authorized to issue a first series of up to 50,000,000 series 1 Class B Preferred Shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, designated as the "Class B Series 1 Preferred Shares", having the rights, privileges, restrictions and conditions as set out in Part 29 of these Articles; and
(c)except as required by law, holders of Class B Preferred Shares, being non-voting preferred shares, shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. The number of authorized shares of the Class B Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of two-thirds of the holders of the outstanding Common Shares, without a vote of the holders of the Class A or Class B Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to any Designation of Series of Class B Preferred Shares.

PART 29
CLASS B SERIES 1 PREFERRED SHARES
SPECIAL RIGHTS AND RESTRICTIONS
29.1Special Rights and Restrictions. The Company is authorized to issue up to 50,000,000 Class B Series 1 Preferred Shares, with such limit to be the aggregate number of class A and class B preferred shares to be issued by the Company, without par value, which may be issued at any time as determined by the directors of the Company and having the special rights and restrictions authorized by the directors, by resolution.

Schedule “A”
Part 27.1
SPECIAL RIGHTS AND RESTRICTIONS OF
CLASS A SERIES 1 PREFERRED SHARES
27.1.1Definitions
As used herein, the following terms shall have the following meanings:
(a)“Accrued Dividends” shall mean, with respect to any Class A Series 1 Preferred Share, as of any date, the accrued and unpaid dividends on such share from, and including, the most recently preceding Dividend Payment Date (or the Issue Date, if such date is prior to the first Dividend Payment Date) to, but not including, such date.
(b)“Article 27.1.9(a) Distribution” shall have the meaning set forth in Article 27.1.9(d)(v)(A).
(c)“Article 27.1.9(b) Distribution” shall have the meaning set forth in Article 27.1.9(d)(v)(B).
(d)“Article 27.1.9(d) Distribution” shall have the meaning set forth in Article 27.1.9(d)(v)(B).
(e)“Automatic Conversion” shall have the meaning set forth in Article 27.1.6(d)(i).
(f)“Automatic Conversion Time” shall have the meaning set forth in Article 27.1.6(d)(i).
(g)“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.
(h)“Business Day” shall mean any day other than a Saturday or Sunday or any other day on which commercial banks in New York City or the province of British Columbia, Canada are authorized or required by law or executive order to close.
(i)“Cash Dividends” shall have the meaning set forth in Article 27.1.3(a).
(j)“Change of Control” shall mean any proposed transaction or series of related transactions (i) that results in any person or group (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total combined voting power of outstanding Common Shares and Class A Series 1 Preferred Shares (considered on a basis as if fully converted into Common Shares) or (ii) pursuant to which the Company is consolidated, merged, combined or amalgamated with another corporation or entity, and, as a result of such consolidation, merger, combination or amalgamation, less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity are then owned by the former shareholders of the Company and, in each of clause (i) and (ii), the Common Shares are converted into, or exchanged for, cash, securities or other property of another Person.

WSLEGAL\073113\00005\36346313v4

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(k)“close of business” as of any Business Day shall mean 5:00 p.m. (New York City time) on such Business Day.
(l)“Conversion” means Early Conversion, Forced Conversion, Mandatory Conversion or Automatic Conversion, as applicable.
(m)“Conversion Date” shall mean the Early Conversion Date, the Forced Conversion Date, the Mandatory Conversion Date or the Automatic Conversion Date, as applicable.
(n)“Conversion Price” shall mean, as of any time, US$10,000 divided by the Conversion Rate as of such time.
(o)“Conversion Rate” shall equal 3,030.3030 Common Shares per each US$10,000 of Liquidation Preference of Class A Series 1 Preferred Shares, subject to adjustment in accordance with Article 27.1.9, rounded to the nearest 1/10,000th of a share.
(p)“Current Market Price” per Common Share (or, in the case of Article 27.1.9(d), per Common Share, shares, capital stock or equity interests, as applicable) on any date means for the purposes of determining an adjustment to the Conversion Rate:
(i)for purposes of any adjustment pursuant to Article 27.1.9(b), Article 27.1.9(d) (but only in the event of an adjustment thereunder not relating to a Spin-Off), or Article 27.1.9(e), the Average VWAP per Common Share over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date with respect to the issuance or distribution requiring such computation;
(ii)for purposes of any adjustment pursuant to Article 27.1.9(d) relating to a Spin-Off, the Average VWAP per Common Share, share, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the fifth Trading Day immediately following the effective date of such distribution; and
(iii)for purposes of any adjustment pursuant to Article 27.1.9(f), the Average VWAP per Common Share over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.
(q)“Dividend Payment Date” shall mean March 30, June 30, September 30 and December 30 of each year, commencing June 30, 2018.
(r)“Dividend Rate” shall mean, as of any date of determination, the rate per annum of 2.0%, subject to increase and subsequent decrease as set forth in Section 3(e)(iv) of the Registration Rights, Lock-Up and Standstill Agreement, dated as of April 2, 2018, between the Company and the shareholders party thereto, as may be amended from time to time.

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(s)“Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 25, June 25, September 25 or December 24 immediately preceding such Dividend Payment Date.
(t)“Early Conversion” shall have the meaning set forth in Article 27.1.6(a)(i).
(u)“Early Conversion Date” shall have the meaning set forth in Article 27.1.6(a)(i).
(v)“Early Conversion Effective Date” shall have the meaning set forth in Article 27.1.6(a)(iii).
(w)“Exchange Property” shall have the meaning set forth in Article 27.1.10(a).
(x)“Ex-Date,” when used with respect to any issuance or distribution on the Common Shares or any other securities, means the first date on which the Common Shares or such other securities trade without the right to receive such issuance or distribution.
(y)“Expiration Date” shall have the meaning set forth in Article 27.1.9(f)(i).
(z)“Fair Market Value” means the fair market value as determined in good faith by the Board (or an authorized committee thereof), whose determination shall be conclusive and final.
(aa)“Forced Conversion” shall have the meaning set forth in Article 27.1.6(b)(i).
(ab)“Forced Conversion Date” shall have the meaning set forth in Article 27.1.6(b)(ii).
(ac)“Forced Conversion Notice” shall have the meaning set forth in Article 27.1.6(b)(ii).
(ad)“Forced Conversion Notice Date” shall have the meaning set forth in Article 27.1.6(b)(ii).
(ae)“Issue Date” shall mean the original date of issuance of the Class A Series 1 Preferred Shares.
(af)“Liquidation Preference” shall mean, with respect to each Class A Series 1 Preferred Share, $10,000, subject to increase in accordance with Article 27.1.3(c), and, with respect to any Conversion only, shall include any Accrued Dividends as provided in Article 27.1.3(e).
(ag)“Mandatory Conversion” shall have the meaning set forth in Article 27.1.6(c)(i).
(ah)“Mandatory Conversion Date” means June 30, 2023.
(ai)“Mandatory Conversion Issuance Date” shall have the meaning set forth in Article 27.1.6(c)(ii).
(aj)“Ownership Notice” shall mean any written notice of the Company containing the information, if any, required to be set forth or stated on certificates pursuant to the Business Corporations Act, which shall include the information set forth in Exhibit B.

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(ak)“Redemption Date” shall have the meaning set forth in Article 27.1.7(a).
(al)“Reorganization Event” shall have the meaning set forth in Article 27.1.10(a).
(am)“Settlement Period” means the 10-consecutive Trading Day period before a Conversion Date.
(an)“Spin-Off” means a distribution by the Company to all holders of Common Shares consisting of common shares or capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of the Company.
(ao)“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or traded, “Trading Day” shall mean a Business Day.
(ap)“Trigger Event” shall have the meaning set forth in Article 27.1.9(d)(iv).
(aq)“Unit of Exchange Property” shall have the meaning set forth in Article 27.1.10(a).
(ar)“VWAP” per Common Share on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “CVEO Equity VWAP” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per Common Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose. VWAP for any other security will be determined in the manner set forth above, with all references to Common Shares being to such other securities.
27.1.2Amount; Ranking
(a)There shall be created from the Class A Series 1 Preferred Shares of the Company authorized to be issued pursuant to the Articles of the Company, 9,679 Class A Series 1 Preferred Shares.
(b)The Class A Series 1 Preferred Shares that are redeemed, purchased or otherwise acquired by the Company, or converted into Common Shares, shall be cancelled, shall revert to authorized but unissued Class A Series 1 Preferred Shares and shall not be reissued.
(c)The Class A Series 1 Preferred Shares shall rank senior in all respects to the Common Shares with respect to dividend rights and rights upon the liquidation, dissolution or winding-up of the Company up to the amount of the Liquidation Preference and Accrued Dividends, as provided more fully herein.

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27.1.3Dividends
(a)Holders of Class A Series 1 Preferred Shares shall be entitled to receive, with respect to each Class A Series 1 Preferred Share, and as, when and if declared by the Board out of funds of the Company legally available for payment, cash dividends (“Cash Dividends”) on the Liquidation Preference in effect immediately after the immediately prior Dividend Payment Date (or if there has been no prior Dividend Payment Date, the Issue Date), computed on the basis of a 360-day year consisting of twelve 30-day months, at the Dividend Rate, compounded quarterly on each Dividend Payment Date.
(b)To the extent the Board so declares, Cash Dividends shall be payable in arrears on each Dividend Payment Date for the quarterly period ending immediately prior to such Dividend Payment Date (or with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending immediately prior to the first Dividend Payment Date), to the holders of the Class A Series 1 Preferred Shares as they appear on the Company’s central securities register at the close of business on the relevant Dividend Record Date. If a Dividend Payment Date is not a Business Day, then any Cash Dividend in respect of such Dividend Payment Date shall be due and payable on the first Business Day following such Dividend Payment Date without any accrual of additional dividends or interest on account of such delay in payment.
(c)Notwithstanding Article 27.1.3(a), the Company may, at the sole election of the Board, elect not to declare or pay a Cash Dividend, or to pay a partial Cash Dividend, in respect of any Dividend Payment Date, subject to the provisions of this Article 27.1.3(c). In the event that the Company does not declare and pay a Cash Dividend, or elects to pay a partial Cash Dividend, at the Dividend Rate in respect of any Dividend Payment Date, then, effective upon such Dividend Payment Date, an amount equal to, if the Board elects not to declare or pay a Cash Dividend, the amount that would have been payable if such dividend had been paid as a Cash Dividend, or if the Board elects to pay a partial Cash Dividend, the amount not paid as a Cash Dividend, shall be deemed paid-in-kind and such amount shall be added to the Liquidation Preference.
(d)Dividends on the Class A Series 1 Preferred Shares shall accumulate and become Accrued Dividends on a day-to-day basis, whether or not declared (and whether or not permitted to be declared under applicable law), from the most recent Dividend Payment Date, or if there has been no prior Dividend Payment Date, from the Issue Date, until Cash Dividends are paid pursuant to Article 27.1.3(b) in respect of such accumulated amounts or the Liquidation Preference is increased in respect of such accumulated amounts pursuant to Article 27.1.3(c).
(e)Notwithstanding anything to the contrary herein, if any Class A Series 1 Preferred Shares are converted into Common Shares, any Accrued Dividends with respect to such Class A Series 1 Preferred Shares shall not be permitted to be paid in cash, but shall be added to the Liquidation Preference for purposes of such Conversion. For the avoidance of doubt, such Accrued Dividends shall include dividends accruing from, and including, the most recently preceding Dividend Payment Date to, but not including, the Conversion Date.

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27.1.4Liquidation, Dissolution or Winding-Up
(a)In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Class A Series 1 Preferred Shares shall be entitled to receive pro rata the Liquidation Preference and Accrued Dividends for each Class A Series 1 Preferred Share held before any amount shall be paid or any property or assets of the Company distributed to the holders of Common Shares or shares ranking junior to the Class A Series 1 Preferred Shares. Upon payment of the amount so payable to them, the holders of the Class A Series 1 Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Company.
27.1.5Voting Rights.
(a)Each Class A Series 1 Preferred Share shall have only such voting rights as prescribed by the Business Corporations Act and, in connection with such voting rights, shall be entitled to one vote per Class A Series 1 Preferred Share.
27.1.6Conversion
(a)Early Conversion at the Option of the Holder
(i)The holders of the Class A Series 1 Preferred Shares shall have the right, exercisable from time to time, to convert their Class A Series 1 Preferred Shares, in whole or in part (but in no event less than whole Class A Series 1 Preferred Shares), at any time after April 2, 2020 and prior to the Mandatory Conversion Date (“Early Conversion”), into Common Shares at the Conversion Rate then in effect, subject to satisfaction of the Conversion procedures set forth in this Article 27.1.6(a) (the date of issuance of such Shares, the “Early Conversion Date”).
(ii)To effect an Early Conversion of any Class A Series 1 Preferred Shares pursuant to this Article 27.1.6(a), the holder thereof must deliver to the Company the Share Certificate(s) representing such Class A Series 1 Preferred Shares, together with the Notice in Exhibit A hereto and, if required by clause (iv) of this Article 27.1.6(a) below, pay all transfer or similar taxes or duties, if any.
(iii)The Early Conversion shall be effective on the date on which a holder of Class A Series 1 Preferred Shares has satisfied the foregoing requirements, to the extent applicable (such date, the “Early Conversion Effective Date”). A holder of Class A Series 1 Preferred Shares shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of any Common Shares if such holder exercises its conversion rights, but such holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Shares in a name other than the name of such holder. As Common Shares issued upon an Early Conversion will be in book entry form, the Common Shares issuable upon conversion shall be delivered to the converting holder through book-entry transfer through the facilities of DTC or the Company’s transfer agent, as applicable, together with delivery by the Company to the converting holder of Class A Series 1 Preferred

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Shares of any cash to which such converting holder is entitled. The Common Shares will be issued on the latest of (i) the 10th Business Day immediately succeeding the Early Conversion Effective Date, and (ii) the Business Day after such holder has paid in full all applicable taxes and duties, if any, in accordance with the foregoing provisions. On any Early Conversion Effective Date, dividends shall cease to accrue on the Class A Series 1 Preferred Shares so converted and all other rights with respect to the Class A Series 1 Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole Common Shares into which such of Class A Series 1 Preferred Shares have been converted (with cash payment for fractional shares pursuant to Article 27.1.8).
(iv)The Person or Persons entitled to receive the Common Shares issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the applicable Early Conversion Date. Except as set forth in Article 27.1.9(j)(iii), prior to 5:00 p.m., New York City time, on such applicable Early Conversion Date, the Common Shares issuable upon Early Conversion of any Class A Series 1 Preferred Shares shall not be deemed to be outstanding for any purpose, and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers for the Common Shares or rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Class A Series 1 Preferred Shares.
(v)In the event that an Early Conversion is effected with respect to Class A Series 1 Preferred Shares representing less than all the Class A Series 1 Preferred Shares held by a holder of Class A Series 1 Preferred Shares, upon such Early Conversion the Company shall execute and instruct its transfer agent to countersign and deliver to the holder thereof, at the expense of the Company, a certificate evidencing the Class A Series 1 Preferred Shares as to which Early Conversion was not effected.
(b)Forced Conversion by the Company.
(i)The Company shall have the right, at any time and from time to time, to cause the outstanding Class A Series 1 Preferred Shares to be converted, in whole or in part, into Common Shares at the Conversion Rate then in effect (“Forced Conversion”); provided, however that, in order for the Company to exercise such right, the Average VWAP of the Common Shares during a 15 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Forced Conversion Notice Date shall be greater than or equal to the Conversion Price then in effect.
(ii)To convert Class A Series 1 Preferred Shares into Common Shares pursuant to this Article 27.1.6(b), the Company shall give written notice (the “Forced Conversion Notice” and the date of such notice, the “Forced Conversion Notice Date”) to each holder of Class A Series 1 Preferred Shares stating that the

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Company elects to force Conversion of such Class A Series 1 Preferred Shares pursuant to this Article 27.1.6(b) and shall state therein:
(A)the number of Class A Series 1 Preferred Shares to be converted;
(B)the Conversion Rate on the Forced Conversion Notice Date; and
(C)the Company’s computation of the number of Common Shares to be received by such holder.
If the Company validly delivers a Forced Conversion Notice in accordance with this Article 27.1.6(b), the Company shall issue the Common Shares as soon as reasonably practicable, but not later than 10 Business Days thereafter (the date of issuance of such shares, the “Forced Conversion Date”).
(iii)The Person or Persons entitled to receive the Common Shares issuable upon the Forced Conversion of Class A Series 1 Preferred Shares shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Forced Conversion Date. Except as provided under Article 27.1.9(j)(iii), prior to 5:00 p.m., New York City time, on the Forced Conversion Date, the Common Shares issuable upon the Forced Conversion of Class A Series 1 Preferred Shares shall not be outstanding for any purpose and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers or rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Class A Series 1 Preferred Shares. As Common Shares issued upon a Forced Conversion will be in book entry form, the Common Shares issuable upon Forced Conversion shall be delivered to the converting holder through book-entry transfer through the facilities of DTC or the Company’s transfer agent, as applicable, together with delivery by the Company to the converting holder of Class A Series 1 Preferred Shares of any cash to which such converting holder is entitled. On the Forced Conversion Notice Date, dividends shall cease to accrue on the Class A Series 1 Preferred Shares so converted and all other rights with respect to the Class A Series 1 Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole Common Shares into which such of Class A Series 1 Preferred Shares have been converted (with cash payment for fractional shares pursuant to Article 27.1.8).
(iv)In the event that a Forced Conversion is effected with respect to Class A Series 1 Preferred Shares representing less than all the Class A Series 1 Preferred Shares held by a holder of Class A Series 1 Preferred Shares, upon such Forced Conversion the Company shall execute and instruct its transfer agent to countersign and deliver to the holder thereof, at the expense of the Company, a certificate evidencing the Class A Series 1 Preferred Shares as to which Forced Conversion was not effected.

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(c)Mandatory Conversion
(i)Each Class A Series 1 Preferred Share shall automatically convert on the Mandatory Conversion Date (“Mandatory Conversion”) into Common Shares at the Conversion Rate in effect on such date.
(ii)The Person or Persons entitled to receive the Common Shares issuable upon the Mandatory Conversion of Class A Series 1 Preferred Shares shall be treated as the record holder(s) of such Common Shares as of 5:00 p.m., New York City time, on the Mandatory Conversion Issuance Date. Except as provided under Article 27.1.9(j)(iii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Issuance Date, the Common Shares issuable upon the Mandatory Conversion of Class A Series 1 Preferred Shares shall not be outstanding for any purpose and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers or rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Class A Series 1 Preferred Shares. As Common Shares issued upon a Mandatory Conversion will be in book entry form, the Common Shares issuable upon Mandatory Conversion shall be delivered to the converting holder through book-entry transfer through the facilities of DTC or the Company’s transfer agent, as applicable, together with delivery by the Company to the converting holder of Class A Series 1 Preferred Shares of any cash to which such converting holder is entitled. The Common Shares will be issued as soon as reasonably practicable but in no event later than the 10th Business Day immediately succeeding the Mandatory Conversion Date (the date of issuances of such shares, the “Mandatory Conversion Issuance Date”). On the Mandatory Conversion Date, dividends shall cease to accrue on the Class A Series 1 Preferred Shares so converted and all other rights with respect to the Class A Series 1 Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole Common Shares into which such of Class A Series 1 Preferred Shares have been converted (with cash payment for fractional shares pursuant to Article 27.1.8).
(d)Automatic Conversion on Change of Control
(i)Immediately prior to the consummation of a Change of Control, each Class A Series 1 Preferred Share shall automatically convert (“Automatic Conversion”) into Common Shares at the Conversion Rate in effect on such date (the “Automatic Conversion Time”). Such Automatic Conversion shall be automatic, without need for any further action by the holders of Class A Series 1 Preferred Shares and regardless of whether the certificates representing such shares are surrendered to the Company or its transfer agent. Upon the Automatic Conversion of the Class A Series 1 Preferred Shares pursuant to this Article 27.1.6(d), the Company shall promptly send written notice thereof to each holder of record of the Class A Series 1 Preferred Shares at such holder’s address then shown on the records of the Company.

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(ii)The Person or Persons entitled to receive the Common Shares issuable upon the Automatic Conversion of Class A Series 1 Preferred Shares shall be treated as the record holder(s) of such Common Shares as of the Automatic Conversion Time. Except as provided under Article 27.1.9(j)(iii), prior to the Automatic Conversion Time, the Common Shares issuable upon the Automatic Conversion of Class A Series 1 Preferred Shares shall not be outstanding for any purpose and holders of Class A Series 1 Preferred Shares shall have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers or rights to receive any dividends or other distributions on the Common Shares, by virtue of holding Class A Series 1 Preferred Shares. The Common Shares will be deemed issued as of the Automatic Conversion Time.
(e)General Conversion Provisions. The Company shall be entitled to register the Common Shares issued on a Conversion, and make such payment, in the name of the holder of Class A Series 1 Preferred Shares as shown on the records of the Company.
27.1.7Redemption
(a)Redemption at the Company’s Option. The Company shall have the right, at any time and from time to time, to redeem the Class A Series 1 Preferred Shares, in whole or in part, for cash. The Company may exercise such right upon giving notice of redemption pursuant to Article 27.1.7(b) and paying a redemption price per share equal to the Liquidation Preference plus Accrued Dividends as of the Business Day immediately preceding the date of redemption (the “Redemption Date”).
(b)Notice of Redemption. Notice of redemption of Class A Series 1 Preferred Shares shall be given to the holders of record of the Class A Series 1 Preferred Shares to be redeemed at their respective last addresses appearing on the books of the Company at least 15 days and not more than 60 days before the Redemption Date. Any notice given as provided in this Article 27.1.7(b) shall be conclusively presumed to have been duly given, whether or not the holder of the Class A Series 1 Preferred Shares to be redeemed receives such notice, but failure duly to give such notice, or any defect in such notice, to any holder of Class A Series 1 Preferred Shares shall not affect the validity of the proceedings for the redemption of any other Class A Series 1 Preferred Shares. The notice of redemption given to a holder of the Class A Series 1 Preferred Shares shall state:
(i)the Redemption Date;
(ii)the number of Class A Series 1 Preferred Shares to be redeemed;
(iii)the redemption price as provided in Article 27.1.7(a); and
(iv)the place or places where certificates for such Class A Series 1 Preferred Shares are to be surrendered for payment of the redemption price.
(c)Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date specified in the notice all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in New York City, and having a capital and surplus of at least $50 million and selected by the Board,

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so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the Redemption Date shall, to the extent permitted by applicable law, be released to the Company, after which time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.
27.1.8No Fractional Shares
(a)No fractional Common Shares shall be issued upon Conversion, whether voluntary or mandatory.
(b)In lieu of any fractional Common Shares otherwise issuable in respect of a Conversion, the Company shall make a cash payment to each holder of the Class A Series 1 Preferred Shares that would otherwise be entitled to a fractional share (based on the Average VWAP of the Common Shares over the five consecutive Trading Day period beginning on, and including, the seventh Trading Day immediately prior to the applicable Conversion Date).
(c)If more than one Class A Series 1 Preferred Share is surrendered for Conversion at one time by or for the same holder, the number of full Common Shares issuable upon Conversion thereof shall be computed on the basis of the aggregate number of Class A Series 1 Preferred Shares so surrendered.
27.1.9Anti-Dilution Adjustments to the Conversion Rate
The Conversion Rate shall be subject to the following adjustments:
(a)Stock Dividends and Distributions
(i)If the Company issues Common Shares to all holders of Common Shares as a dividend or other distribution, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be divided by a fraction:
(A)the numerator of which is the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and
(B)the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of Common Shares constituting such dividend or other distribution.

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(ii)Any adjustment made pursuant to this Article 27.1.9(a) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this Article 27.1.9(a) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this Article 27.1.9(a), the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.
(b)Issuance of Stock Purchase Rights
(i)If the Company issues to all holders of Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan, shareholder rights plan or share purchase plan or other similar plans) entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such rights or warrants shall be increased by multiplying the Conversion Rate by a fraction:
(A)the numerator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares issuable pursuant to such rights or warrants; and
(B)the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.
(ii)Any adjustment made pursuant to this Article 27.1.9(b) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this Article 27.1.9(b) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment

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made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the Current Market Price, and in determining the aggregate offering price payable for Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board or an authorized committee thereof, which determination shall be conclusive and final). For the purposes of this Article 27.1.9(b), the number of Common Shares at the time outstanding shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.
(c)Subdivisions and Combinations of the Common Shares
(i)If outstanding Common Shares shall be subdivided into a greater number of Common Shares or combined into a lesser number of Common Shares, the Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:
(A)the numerator of which is the number of Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and
(B)the denominator of which is the number of Common Shares outstanding immediately prior to such subdivision or combination.
(ii)Any adjustment made pursuant to this Article 27.1.9(c) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.
(d)Debt or Asset Distribution
(i)If the Company distributes to all holders of Common Shares evidences of its indebtedness, shares, securities, rights to acquire shares of the Company, cash or other assets (excluding: (1) any dividend or distribution covered by Article 27.1.9(a); (2) any rights or warrants covered by Article 27.1.9(b); (3) any dividend or distribution covered by Article 27.1.9(e); and (4) any Spin-Off to which the provisions set forth in Article 27.1.9(d)(ii) apply), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:
(A)the numerator of which is the Current Market Price; and
(B)the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the

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evidences of indebtedness, shares, securities, rights to acquire the Company’s shares, cash or other assets so distributed applicable to one Common Share.
(ii)In the case of a Spin-Off, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Shares entitled to receive such distribution shall be multiplied by a fraction:
(A)the numerator of which is the sum of the Current Market Price of the Common Shares and the Fair Market Value of the portion of those shares or similar equity interests so distributed that is applicable to one Common Share as of the 15th Trading Day after the effective date for such distribution (or, if such shares or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such securities); and
(B)the denominator of which is the Current Market Price of the Common Shares.
(iii)Any adjustment made pursuant to this Article 27.1.9(d) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such distribution. In the event that such distribution described in this Article 27.1.9(d) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to the Conversion Rate is required under this Article 27.1.9(d) during any Settlement Period in respect of Class A Series 1 Preferred Shares that have been tendered for Conversion, delivery of the Common Shares issuable upon Conversion shall be delayed to the extent necessary in order to complete the calculations provided for in this Article 27.1.9(d).
(iv)For purposes of this Article 27.1.9(d) (and subject in all respects to Article 27.1.9(b)), rights, options or warrants distributed by the Company to all holders of its Common Shares entitling them to subscribe for or purchase shares of the Company, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Article 27.1.9(d) (and no adjustment to the Conversion Rate under this Article 27.1.9(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this

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Article 27.1.9(d). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Common Shares entitled to receive such distribution with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Article 27.1.9(d) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued, and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase; and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
(v)For purposes of Article 27.1.9(a), Article 27.1.9(b) and this Article 27.1.9(d), if any dividend or distribution to which this Article 27.1.9(d) is applicable includes one or both of:
(A)a dividend or distribution of Common Shares to which Article 27.1.9(a) is applicable (the “Article 27.1.9(a) Distribution”); or
(B)an issuance of rights or warrants to which Article 27.1.9(b) is applicable (the “Article 27.1.9(b) Distribution”), then
(1)such dividend or distribution, other than the Article 27.1.9(a) Distribution, if any, and the Article 27.1.9(b) Distribution, if any, shall be deemed to be a dividend or distribution to which this Article 27.1.9(d) is applicable (the “Article 27.1.9(d) Distribution”) and any Conversion Rate adjustment required by this Article 27.1.9(d) with respect to such Article 27.1.9(d) Distribution shall then be made; and

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(2)the Article 27.1.9(a) Distribution, if any, and Article 27.1.9(b) Distribution, if any, shall be deemed to immediately follow the Article 27.1.9(d) Distribution and any Conversion Rate adjustment required by Article 27.1.9(a) and Article 27.1.9(b) with respect thereto shall then be made, except that, if determined by the Company:
(I)the date fixed for determination of the holders of Common Shares entitled to receive any Article 27.1.9(a) Distribution or Article 27.1.9(b) Distribution shall be deemed to be the date fixed for the determination of holders of Common Shares entitled to receive the Article 27.1.9(d) Distribution; and
(II)any Common Shares included in any Article 27.1.9(a) Distribution or Article 27.1.9(b) Distribution shall be deemed not to be “outstanding at 5:00 p.m., New York City time, on the date fixed for such determination” within the meaning of Article 27.1.9(a) and Article 27.1.9(b).
(e)Cash Distributions
(i)If the Company pays or makes a dividend or other distribution consisting exclusively of cash to all holders of Common Shares (excluding (1) any cash that is distributed in a Reorganization Event to which Article 27.1.10 applies; (2) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company; and (3) any consideration payable as part of a tender or exchange offer by the Company or any subsidiary of the Company covered by Article 27.1.9(f)), the Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Shares entitled to receive such dividend or other distribution shall be multiplied by a fraction:
(A)the numerator of which is the Current Market Price per share of Common Shares; and
(B)the denominator of which is the Current Market Price per share of Common Shares minus the amount per share of such dividend or other distribution.
(ii)Any adjustment made pursuant to this Article 27.1.9(e) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Shares entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this Article 27.1.9(e) is not so paid or made, the Conversion Rate

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shall be readjusted, effective as of the date the Board (or an authorized committee thereof) publicly announces its decision not to pay such dividend or make such other distribution, to the Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.
(f)Self Tender Offers and Exchange Offers
(i)If the Company or any subsidiary of the Company successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 (or any successor form) for Common Shares (excluding any securities convertible or exchangeable for Common Shares), where the cash and the value of any other consideration included in the payment per share of Common Shares exceeds the Current Market Price, the Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:
(A)the numerator of which shall be equal to the sum of:
(1)the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for Common Shares purchased in such tender or exchange offer; and
(2)the product of (x) the Current Market Price and (y) the number of Common Shares outstanding at the time such tender or exchange offer expires, less any purchased shares; and
(B)the denominator of which shall be equal to the product of:
(1)the Current Market Price; and
(2)the number of Common Shares outstanding at the time such tender or exchange offer expires, including any purchased shares.
(ii)Any adjustment made pursuant to this Article 27.1.9(f) shall become effective immediately after 5:00 p.m., New York City time, on the 10th Trading Day immediately following the Expiration Date but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. In the event that the Company or one of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Article 27.1.9(f) to any tender offer or exchange offer would result in a decrease the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Article 27.1.9(f).

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If an adjustment to the Conversion Rate is required pursuant to this Article 27.1.9(f) during any Settlement Period in respect of Class A Series 1 Preferred Shares that have been tendered for Conversion, delivery of the related Conversion consideration shall be delayed to the extent necessary in order to complete the calculations provided for in this Article 27.1.9(f).
(g)Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Fair Market Value of the evidences of the Company’s indebtedness, shares, securities, rights to acquire the Company’s shares, cash or other assets as to which Article 27.1.9(d) or Article 27.1.9(e) apply, applicable to one share of Common Shares, distributed to holders of Common Shares equals or exceeds the Current Market Price (as determined for purposes of calculating the Conversion Rate adjustment pursuant to such Article 27.1.9(d) or Article 27.1.9(e)), rather than being entitled to an adjustment in the Conversion Rate, holders of Class A Series 1 Preferred Shares shall be entitled to receive upon Conversion, in addition to a number of Common Shares otherwise deliverable on the applicable Conversion Date, the kind and amount of the evidences of the Company’s indebtedness, shares of the Company, securities, rights to acquire the Company’s shares, cash or other assets comprising the distribution that such holder of Class A Series 1 Preferred Shares would have received if such holder of Class A Series 1 Preferred Shares had owned, immediately prior to the record date for determining the holders of Common Shares entitled to receive the distribution, for each Class A Series 1 Preferred Share, a number of Common Shares equal to the Conversion Rate in effect on the date of such distribution.
(h)Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Shares on any Conversion Date, upon Conversion of any Class A Series 1 Preferred Shares, converting holders of Class A Series 1 Preferred Shares shall receive, in addition to the Common Shares, the rights issued under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Shares, in which case the Conversion Rate shall be adjusted at the time of separation of such rights as if the Company made a distribution to all holders of the Common Shares as described in Article 27.1.9(d), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow holders of Class A Series 1 Preferred Shares to receive upon Conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from Common Shares) shall not constitute a distribution of rights or warrants that would entitle holders of the Class A Series 1 Preferred Shares to an adjustment to the Conversion Rate.
(i)Adjustment for Tax Reasons. The Company may make such increases in the Conversion Rate, in addition to any other increases required by this Article 27.1.9, as the Company deems advisable to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of Common Shares (or issuance of rights or warrants to acquire Common Shares) or from any event treated as such for income tax

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purposes or for any other reason; provided that the same proportionate adjustment must be made to the Conversion Rate.
(j)Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Share Price
(i)All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a Common Share. Prior to any Conversion Date, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Article 27.1.9(j)(i) is not required to be made because it would not change the Conversion Rate by at least one percent, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that on a Conversion Date, adjustments to the Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.
(ii)Whenever any provision of these Articles requires the Company to calculate the VWAP per Common Share over a span of multiple days, the Board (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Fair Market Value and the Current Market Price (as the case may be)) to account for any adjustments, pursuant to Article 27.1.9, to the Conversion Rate that become effective, or any event that would require such an adjustment if the Ex-Date, effective date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).
(iii)Notwithstanding anything herein to the contrary, no adjustment to the Conversion Rate shall be made if holders of the Class A Series 1 Preferred Shares may participate, at the same time, upon the same terms and otherwise on the same basis as holders of Common Shares and solely as a result of holding Class A Series 1 Preferred Shares, in the transaction that would otherwise give rise to an adjustment as if they held, for each Class A Series 1 Preferred Share, a number of Common Shares equal to the Conversion Rate then in effect. The Company shall notify holders of the Class A Series 1 Preferred Shares, in the event they may so participate, at the same time it notifies holders of Common Shares of their participation in such transaction. In addition, the Conversion Rate shall not be adjusted:
(A)upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;
(B)upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee,

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director or consultant benefit, compensation or stock purchase plan or program of or assumed by the Company or any of its subsidiaries;
(C)upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;
(D)for a change in the par value of the Common Shares;
(E)for stock repurchases that are not tender offers or exchange offers, including structured or derivative transactions; or
(F)for Accrued Dividends.
(k)Notice of Adjustment. Whenever the Conversion Rate is to be adjusted, the Company shall compute such adjusted Conversion Rates and transmit to the holders of the Class A Series 1 Preferred Shares a statement setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based in reasonable detail.
27.1.10Recapitalization, Reclassifications and Changes of Common Shares
(a)In the event of the following, other than on a transaction which results in a Change of Control (each, a “Reorganization Event”):
(i)any consolidation, amalgamation, arrangement or merger of the Company with or into another Person (other than an amalgamation, arrangement, merger or consolidation in which the Company is the surviving corporation and in which the Common Shares outstanding immediately prior to the amalgamation, arrangement, merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);
(ii)any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;
(iii)any reclassification of Common Shares into securities other than Common Shares; or
(iv)any statutory exchange or arrangement of securities of the Company with another Person (other than in connection with a merger or acquisition);
in each case, as a result of which the Common Shares would be converted into, or exchanged for, securities, cash or property, each Class A Series 1 Preferred Share outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of Class A Series 1 Preferred Share, become convertible into the kind of securities, cash and other property that such holder of Class A Series 1 Preferred Shares would have been entitled to receive if such holder had converted its Class A Series 1 Preferred Shares into Common Shares immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of

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Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one Common Share is entitled to receive).
(b)For purposes of the foregoing in Article 27.1.10(a), the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election (or of all holders of Common Shares if none makes an election). The value of a Unit of Exchange Property shall be determined in good faith by the Board or an authorized committee thereof (which determination will be conclusive and final). The Company shall notify holders of the Class A Series 1 Preferred Shares of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each Class A Series 1 Preferred Share converted or subject to Conversion or redemption following the effective date of such Reorganization Event shall be determined as if references in Article 27.1.6 to Common Shares were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to such Conversion Date, except as provided in Article 27.1.9(j)(iii)).
(c)The above provisions of this Article 27.1.10 shall apply to any shares or capital stock of the Company (or any successor thereto) received by the holders of Common Shares in connection with any such Reorganization Event.
(d)The Company (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the holders of Class A Series 1 Preferred Shares of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Article 27.1.10.
27.1.11Other Provisions.
(a)If any of the Class A Series 1 Preferred Shares are issued in uncertificated, book entry form as permitted by the Business Corporations Act and the Articles of the Company, then within a reasonable time after the issuance or transfer of such uncertificated shares, the Company shall send to the registered owner thereof an Ownership Notice.
(b)The Company shall use its commercially reasonable efforts to ensure that all Common Shares issued upon a Conversion will be listed and posted for trading on each stock exchange on which the Common Shares are then listed and posted for trading.

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert Class A Series 1 Preferred Shares)

The undersigned hereby irrevocably elects to convert (the “Conversion”) Class A Series 1 Preferred Shares (the “Class A Series 1 Preferred Shares”), of Civeo Corporation (hereinafter called the “Company”), represented by stock certificate No(s). [     ] (the “Class A Series 1 Preferred Shares Certificates”), into Common Shares, without par value, of the Company (the “Common Shares”) according to the conditions of the Articles of the Company (“Articles”), as of the date written below. If Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all applicable taxes and duties payable with respect thereto, if any. Each Class A Series 1 Preferred Shares Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of the Company.

Date of Conversion:
Applicable Conversion Rate:
Class A Series 1 Preferred Shares to be Converted:
Common Shares to be Issued:*
Signature:
Name:
Address:**
Fax No.:

*    If the Class A Series 1 Preferred Shares are evidenced by a Share Certificate, the Company is not required to issue Common Shares until the original Class A Series 1 Preferred Shares Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its transfer agent.

**    Address where Common Shares and any other payments or certificates shall be sent by the Company.

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EXHIBIT B

OWNERSHIP NOTICE

There are special rights or restrictions attached to each Class A Series 1 Preferred Share. A copy of the full text of those special rights or restrictions may be obtained, without charge, at the registered or records office of the Company.